UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 7, 2017, Parsley Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering (the “Equity Offering”) of 36,000,000 shares of Class A common stock. On February 10, 2017, the Underwriters exercised in full their option to purchase up to 5,400,000 additional shares, bringing the total offering to 41,400,000 shares of Class A common stock (the “Shares”).

The Company expects the net proceeds from the Equity Offering to be approximately $1,260.6 million, after deducting estimated fees and expenses. The Company intends to use the net proceeds from the Equity Offering, along with the net proceeds from the Notes Offering (as defined below), to fund the cash portion of the purchase price for the contribution by Double Eagle Energy Permian LLC and certain affiliated entities to Parsley Energy, LLC (“Parsley LLC”) of their interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC, which hold certain undeveloped acreage and producing oil and gas properties in the Midland Basin (the “Double Eagle Acquisition”). If the Double Eagle Acquisition is not consummated, or if there are any remaining net proceeds from the Equity Offering and the Notes Offering, the Company intends to use such net proceeds to fund a portion of its capital program and for general corporate purposes, including potential future acquisitions.

The issuance and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-204766), filed with and deemed automatically effective by the Securities and Exchange Commission on June 5, 2015. The Equity Offering closed on February 13, 2017. A legal opinion relating to the validity of the Shares is attached hereto as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Class A common stock (or securities convertible into or exchangeable for Class A common stock), subject to limited exceptions, for a period of 30 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

The Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Purchase Agreement

On February 8, 2017, Parsley LLC, Parsley Finance Corp. (“Finance Corp.” and together with Parsley LLC, the “Issuers”) and certain subsidiaries of Parsley LLC (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as Representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with an offering (the “Notes Offering”) of $450.0 million aggregate principal amount of 5.250% senior notes due 2025 (the “5.250% Notes”).

The Company expects the net proceeds from the Notes Offering to be approximately $444.2 million, after deducting estimated fees and expenses. The Company intends to use the net proceeds from the Notes Offering, along with the net proceeds from the Equity Offering, to fund the cash portion of the purchase price for the Double Eagle Acquisition. If the Double Eagle Acquisition is not consummated, or if there are any remaining net proceeds from the Notes Offering and the Equity Offering, the Company intends to use such net proceeds to fund a portion of its capital program and for general corporate purposes, including potential future acquisitions.

The 5.250% Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the 5.250% Notes only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The 5.250% Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes Offering closed on February 13, 2017.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers or the Guarantors having more than one year until maturity (or securities convertible into or exchangeable for the 5.250% Notes or the guarantees thereof) for a period of 30 days after the date of the Purchase Agreement without the prior written consent of the Representative.

The Initial Purchasers and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuers and their affiliates in the ordinary course of business for which they received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the Issuers and their affiliates.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The information included or incorporated by reference in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and 5.250% Notes

The 5.250% Notes were sold and issued under the Indenture, dated as of February 13, 2017, between the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The 5.250% Notes are senior unsecured obligations of the Issuers. The 5.250% Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of Parsley LLC that guarantee its indebtedness under its revolving credit facility, other than Finance Corp. The 5.250% Notes are not guaranteed by the Company, Parsley LLC’s sole managing member and controlling equity holder, and the Company is not subject to the terms of the Indenture.

Interest and Maturity

The 5.250% Notes will mature on August 15, 2025. The 5.250% Notes bear interest at the rate of 5.250% per annum, payable in cash semi-annually in arrears on each February 15 and August 15, commencing August 15, 2017.

Optional Redemption

At any time prior to August 15, 2020, the Issuers may, from time to time, redeem up to 35% of the aggregate principal amount of the 5.250% Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 105.250% of the principal amount of the 5.250% Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering.

At any time prior to August 15, 2020, the Issuers may, on any one or more occasions, redeem all or a part of the 5.250% Notes at a redemption price equal to 100% of the principal amount of the 5.250% Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

On and after August 15, 2020, the Issuers may redeem the 5.250% Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:

YEAR	PERCENTAGE
2020	103.938%
2021	102.625%
2022	101.313%
2023 and thereafter	100.000%

Change of Control

If the Issuers experience certain kinds of changes of control, each holder of 5.250% Notes may require the Issuers to repurchase all or a portion of its 5.250% Notes for cash at a price equal to 101% of the aggregate principal amount of such 5.250% Notes, plus any accrued but unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Issuers’ ability and the ability of their restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% of the aggregate principal amount of then outstanding 5.250% Notes may declare the 5.250% Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to Parsley LLC, any restricted subsidiary of Parsley LLC that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding 5.250% Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 7, 2017, the Company issued a news release announcing the pricing of an underwritten public offering of 36,000,000 shares of its Class A common stock. The Company granted the Underwriters a 30-day option to purchase up to an additional 5,400,000 shares of Class A common stock, which was exercised in full on February 10, 2017. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 8, 2017, Parsley LLC issued a news release announcing the pricing of an offering of $450.0 million aggregate principal amount of 5.250% Notes. A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2017, by and between Parsley Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated February 13, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

10.1	Purchase Agreement, dated February 8, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated February 7, 2017, titled “Parsley Energy Prices Offering of Class A Common Stock.”

99.2	News Release, dated February 8, 2017, titled “Parsley Energy, LLC Announces Pricing of Upsized $450 Million Private Placement of Senior Unsecured Notes due 2025.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2017, by and between Parsley Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated February 13, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

10.1	Purchase Agreement, dated February 8, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated February 7, 2017, titled “Parsley Energy Prices Offering of Class A Common Stock.”

99.2	News Release, dated February 8, 2017, titled “Parsley Energy, LLC Announces Pricing of Upsized $450 Million Private Placement of Senior Unsecured Notes due 2025.”